Exhibit 99.1 Press release dated December 2, 2010 announcing audited financial results for the second fiscal quarter ended September 30, 2010.

Global Investor Services, Inc. Announces September 2010 Quarter Business Results and Business Milestones

New York, NY, December 2, 2010 – Global Investor Services, Inc. (OTCBB:GISV) (“Global” or the “Company”) announced its business results for this year’s second fiscal quarter ending September 2010.

Revenue for the September 2010 quarter was $423,524 versus $ 291,226 in the prior year, an increase of 45% and a 27% sequential increase versus the June 2010 quarter revenue of $333,306.

Year-to-date revenue as of September 2010 was $757,130 versus $ 566,808 in the prior year, an increase of 34%.

The growth in the Company’s revenue is largely attributable to increased marketing investment in the U.S. market where the revenue is derived primarily from two subscription-based channels:  On-line investor education and data feed services.

The Company increased its marketing effort in the September 2010 quarter and achieved more than 11,000 buyer leads, of which 4,950 attended on-line webinars. In the September 2010 quarter, the Company continued to reduce its cost per lead and converted webinar attendee leads into buyers at a rate of 18%.

The Company’s business venture with Questrade has recorded key milestones. Global launched the “Bull’s Eye” product for Questrade which was built on the Company’s flagship product, the InvestView platform. Questrade issued a press release on the launch of “Bull’s Eye” and the activation of their client portal “My Questrade” which will capture client transactions.  Questrade is executing its marketing campaign to its client base and its prospective qualified lead base where it has sent in excess of 11,000 e-mails to its clients inviting them to attend a webinar on the full platform with a target of reaching the full data base of clients.

The Company’s sales and distribution venture with the Cougar Group in the Asia Pacific Region is creating new business where first orders for InvestView product licenses have been achieved in Korea, Vietnam, Indonesia and Japan. Global has launched a new website, www.gisvonline.com, which has both Korean and Japanese language versions for clients in those countries and is currently translating the InvestView content in both languages to be launched in coming weeks.

The Company continues to build its business operations to achieve its growth objective. Recently it converted short-term debt into equity or long-term debt. In addition, the Company recently announced the engagement of a financial advisor to address market capitalization matters.

Nick Maturo, CEO of Global, was recently quoted:
We believe that the Company’s on-line model, as evidenced by the September 2010 Quarter results, is scalable and we will continue to invest our resources in online marketing campaigns in the U.S. to expand the number of leads. Concurrently, both the Questrade and the Asia ventures are beginning to generate positive results and we look forward to informing our investors of our progress in the near future.

About Global Investor Services, Inc.:

Global Investor Services provides and delivers a comprehensive online program of investor education, offers proprietary investor search tools and trading indicators, distributes weekly newsletters and offers access to live weekly Trading Rooms through the Company’s InvestView division.  www.investview.com

Forward-Looking Statements:

Certain statements contained in this press release may constitute "forward-looking statements".  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov).  In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors.  The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

For more information, please contact:

Global Investor Services, Inc.
Bill Kosoff, CFO, at (212) 227-2242
www.gisvonline.com